SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ___________________

                                    FORM 8-K
                                 CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 17, 1997


                        RELIANT BUILDING PRODUCTS, INC.
               (Exact Name of Registrant as Specified in Charter)




     Delaware                           Pending                  75-1364873
  (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
       of Incorporation)                                Identification No.)





3030 LBJ Freeway, Suite 300, Dallas, Texas                          75234
  (Address of Principal Executive Offices)                     (Zip Code)





                                 (972) 919-1000
              (Registrant's telephone number, including area code)

Item 4.   Changes in Registrant's Certifying Accountant.

On October 17, 1997 Reliant Building Products, Inc. (the "Company") changed independent accountants, appointing KPMG Peat Marwick LLP as the Company's independent accountant for the remainder of fiscal year 1998 in lieu of Ernst & Young, LLP. The change in independent accountants was approved by the Audit Committee of the Company's Board of Directors.

Ernst & Young, LLP's reports on the financial statements for the two most recent fiscal years did not contain an adverse opinion, disclaimer of opinion, qualification, or modification as to uncertainty, audit scope, or accounting principles. Furthermore, during the two most recent fiscal years and the interim period subsequent to March 28, 1997, there have not been any disagreements with Ernst & Young, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, LLP, would have caused that firm to make reference to the subject matter of such disagreements in connection with its report.

The Company has requested Ernst & Young, LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated October 17, 1997, is filed as
Exhibit 16.1 to this Form 8-K.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibit Number
     and Description

     16.1 Letter from Ernst & Young, LLP to the Securities and Exchange Commission

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RELIANT BUILDING PRODUCTS, INC.


Date:     October 21, 1997         By:  /s/ Virgil D. Lowe
                                   Virgil D. Lowe,
                                   Vice President